Exhibit 10.11

Rental agreement

Between :	Willer Properties (1985) Ltd.

and :	Itamar Medical Ltd.

Rubber stamp and signature : Itamar Medical Ltd., Signatures in initials : M. B. And G. G. (-)

Addendums :

addendum A : Technical specifications and sketch

addendum B : the rental period

addendum C : promissory note

addendum D : text of the bank guarantee

addendum E : owner guarantee

addendum F : account debiting instruction

addendum G : protocol of property delivery

addendum H – 1 : confirmation of drawing up of insurance – insurance of the lessee’s work addendum H – 2 : confirmation of drawing up of insurance – the fixed insurance coverages of the lessee

Rubber stamp and signature :	Willer Properties (1985) Ltd. (-)

PO Box 3146 industrial Park

Caesarea 3079814

Industrial Building Rental Contract

Entered into and signed in Caesarea on July 8, 2019

Between

Willer Properties (1985) Ltd.

Private Company 511069734

Address: Ha‘Eshel Street 3, Southern Industrial Park Caesarea

below referred to as: “the lessor”

Party A

And

Itamar Medical Ltd.

By its manager and authorized signatory, Mr. Gilad Glick, Israel ID number ________

and by its manager and authorized signatory, Mr. Shai Basson, Israel ID number ________

In accordance with the Company protocol dated ________

Private Company 512434218

Address: Halamish Street 9, Northern Industrial Park Caesarea

below referred to as: “the lessee”

Party B

Whereas	The lessor is a company that deals in the construction and leasing of industrial buildings and buildings for lease;

Whereas	The lessor has the sublease rights and possession of a building in marked for industry, builds on lot number 307-308 Southern Industrial Park Caesarea (hereinafter: “the building”);

Whereas	The lessee wishes to rent from the lessor, and the lessor has agreed to lease to the lessee part of the building with an overall amount of 1300 square meters (a gross area including an office and administration gallery with an area of 340 square meters) as marked on the sketch in red (hereinafter: “the leasehold”), for the purpose of laboratories and the manufacture of medical products (hereinafter: “the purpose”).

Therefore it was conditioned, stipulated and consented as follows:

1.	Introduction

The introduction to this contract constitutes an integral part thereof.

The clause headings in this contract are for convenience sake only and are not part of the contract.

The stipulations of this contract override and take precedence over any consent, undertaking, or previous contract between the parties, if indeed any such existed, written or oral.

2.	The rental period

2.1	The lessor hereby leases to the lessee and the lessee hereby rents from the lessor, the leasehold for the rental period, which commences on the day of the start of the lease and terminates on the day of the lease termination, in accordance with the terms and conditions delineated and stipulated in this contract, all as defined by these terms and as delineated and stipulated in addendum B.

2.2	Every month from the rental period shall be referred to below as: “a partial rental period”.

2.3	Declaration of the Lessor

The lessor hereby states that :

2.3.1	That it is the exclusive owner of the subleasing rights in the leasehold, and that it has the occupancy form according to the law.

2.3.2	That the leasehold has been constructed in accordance with a building permit, that there are no construction irregularities in the leasehold, and that there are no court orders or injunctions of any type or form regarding the leasehold, including demolition orders with regards to the leasehold or any part thereof, and that the lessor is not aware of any demands or complaints on the part of the authorized authorities with regard to any aspect of the leasehold.

2.3.3	The lessor states on its part there is nothing preventing or impeding it from upholding the contract and that no legal proceeding and / or court order or otherwise whatsoever of which it is aware has been filed against it with regard to the leasehold which would limit or impede the use thereof for rental purposes.

3.	The rent

3.1	The monthly rent shall be as follows : –

3.1.1	Starting with the beginning of the rental period and up until February 28, 2020, the monthly rent in respect of the leasehold shall stand at 34 NIS for each gross square meter of the leasehold.

3.1.2	As of March 1, 2020, up until the end of the rental period the monthly rent in respect of the leasehold shall stand at 35.5 NIS for each gross square meter of the leasehold.

3.1.3	(Hereinafter : “the basic rent”).

3.1.4	To the rent shall be added on cost-of-living differences, whilst the basic index is the general cost-of-living index which was publicized on September 15, 2016.

3.1.5	To the rent and the cost-of-living differences shall be added on value-added tax at the rate in effect by law, at the time of the actual payment of the rent.

3.2	In this clause, the following terms shall have the definitions which appear alongside them :

Index –	This means the consumer price including vegetables and fruits publicized by the Central Bureau of Statistics. If the basis for the index is changed or if its method of calculation and how it is drawn up is changed, or if it gets publicized by a different body instead of the above-mentioned Bureau, then the company shall calculate the increase in the index for the purposes of this clause with the consent of the lessee.

Minimum base index –	The index which was publicized on September 15, 2016.

New index –	The latest index publicized, prior to the date set under this contract for implementing any payment whatsoever of any of the payments which the lessee has undertaken to pay as delineated above.

Cost-of-living differences –	Multiplication of the relevant amount by the relative rate between the latest index prior to the carrying out of any calculation and / or any payment and the basic index. In any event, it is hereby agreed that the latest index prior to the carrying out of any calculation or payment whatsoever, shall not be less than the basic index. If the latest index is lower than the basic index, then the basic index shall serve for the purpose of that calculation as the latest index.

3.3	The basic rent with the addition of cost-of-living differences and the addition of value-added tax, shall below be called, for the purpose of brevity, the “receipt” or the “rent”.

The parties have agreed that the lessor has the right to round off the periodic receipt which the lessee must pay to the lessor under this contract, to the closest full shekel (NIS).

3.4	The receipt shall be paid on a monthly basis in advance, on the first of the month by means of a standing bank order for debiting the account (an unlimited standing bank order) the wording of which is herewith attached as addendum F of this agreement, in accordance with the following mechanism : on the 16th of every month, the lessor shall forward to the lessee a tax invoice in respect of the rent for the following month. The lessee shall be entitled to inform the lessor, until the end of the month, with regard to any amounts in the said invoice which are in dispute. The authorized managers of the lessor and the lessee shall together act to reach an agreed solution of any amount in dispute, as indicated above, as soon as possible after providing the said notification. In the event that the lessor does not receive the said notification from the lessee, the payment shall be executed on the first of the month as stated above. In the event that the lessee sends notification, as stated, then payment shall be carried out only for the amount which is not in dispute, and all this without detracting or derogating from the rights and claims of the lessor. In the lessee shall forward to the lessor the instruction for debiting the account while it is signed by the bank, doing so within seven days from the date of the signing of this agreement and this for the purpose of carrying out any and all payments which the lessee has undertaken in accordance with the stipulations of this agreement.

It is hereby clarified, that the breaching of this clause shall constitute a basic breach of the agreement for all intents and purposes. One year after the start of the rental period, the parties shall hold a discussion regarding any changes to the rent payment mechanism, and if agreement is achieved then the mechanism shall indeed be changed.

3.5	With the signing of this agreement, the lessee renders its consent that the tax invoices shall be sent by means of electronic mail in accordance with the stipulations of clause 18 b of the Israel income tax stipulations (invoice management 5733 – 1973).

The electronic email to which the invoices shall be sent is :

3.6	The lessee states that it is aware and acknowledges that it is obligated with the full payment of the rent for the entire rental period of time, even if it made use of the leasehold for only part of the rental period. Without derogating from the above stated, it is clarified and consented between the parties, that the rent for the leasehold for the period ending on August 15, 2019, shall be paid to the lessor directly by Fluence and that the lessee is exempt from this payment.

4.	Promissory note

To guarantee the implantation of all of the undertakings of the lessee vis-à-vis the lessor, in full and on time, the lessee shall provide the lessor at the time of the signing of this contract, and in any event as a condition for the delivery of possession in the leasehold, a promissory note with an overall monetary value of the leasehold rent for three months, with the addition of value-added tax. The lessor shall be eligible to actualize the promissory note, as stated in this clause above, whether in full or in part, at the sole decision and discretion of the lessor, and for the purpose of implementing any and all payments which the lessee owes under this contract.

5.	Guarantees

5.1	To guarantee the full undertakings of the lessee under this rental contract, in full and in timely fashion, the lessee shall give the lessor at the time of the signing of this agreement and autonomous bank guarantee which is linked to the index and do so in the wording which is hereby attached and marked as addendum E of the agreement, in the overall amount of the rent in respect of the leasehold for a period of four months, with the addition of the lawful value-added tax.

5.2	The bank guarantee shall be unconditional, transferable, drawn up with the lessor as the beneficiary, may be actualized and exercised in installments, bearing the lawful tax stamps at the expense of the lessee and valid and in effect for the entire period of the contract and in effect also up to 90 days after the end of the rental period.

In the event that the lessee provides a guarantee which is not transferable, as required above, then under these said circumstances, the lessee hereby undertakes that in the event that the lessor transfers its rights and undertakings, in full or in part, in the contract to a third-party and / or to third parties whatsoever, then the lessor shall dispatch to the lessee a detailed written demand with regard to the rights of the third-party and his / its consent to the terms of this agreement, as well as to the exchange of the existing guarantee with a guarantee drawn up for the benefit of the rights holders, as they may be, after the transfer of the said rights. Immediately upon receipt of the first demand on the part of the lessor, no later than 14 business days thereafter, the lessee shall replace the existing guarantee with a new and identical guarantee, which shall be drawn up with the rights holders, whomever they may be, as the beneficiaries, after the transfer of the rights. Regarding any expense involved in the exchange of the guarantee with the replacement guarantee, indeed the lessee shall bear these expenses and do so alone. As long as the alternate guarantee has not been proffered, the existing guarantee should not be returned to the lessee. The above-stated shall apply also to any additional replacements or exchanges of the alternative guarantee.

The lessee hereby states that it is aware that to the extent that the guarantee is not exchanged as stated, according to the demand of the lessor, then the existing guarantee shall not be returned and that the nonexchange of the guarantee, as stated above, shall constitute a fundamental breach of the contract vis -à-vis the lessor and shall enable the lessor to immediately carry out forfeiture of the existing bank guarantee.

5.3	Subject to the provision of a written notification and by registered mail and providing notice of 14 days concerning the breach of the contract by the lessee and to the extent that the breach has not been remedied by the lessee within this period of time, the lessor shall be eligible to realize and actualize the bank guarantee as stated in this clause above, and to get paid up from the guarantee amount, as stated in full or in part, at its sole preference and discretion, and for the implementation of any and all payments to which the lessee is subject under this contract.

5.4	Should it be the case that the lessor actualize his the bank guarantee, in full or in part, as a result of a breach of this contract by the lessee and subject to the provision of a notice of 14 days in writing and by means of registered mail, and the breach has not been remedied by the lessee during the notice period, then the lessee shall deposit with the lessor a new autonomous bank guarantee, in the monetary amount of the forfeiture, and do so within seven days from the day in which she received notification from the lessor, in writing and by means of registered mail, concerning the said forfeiture of the guarantee.

5.5	In the event that the lessee did not provide the lessor confirmation of the renewal of the guarantee period, doing so 30 days prior to the end of the period, then the lessor shall be eligible to realize and actualize the guarantee and to hold the funds from this realization in place of the guarantee until such time that the new guarantee is proffered.

5.6	It is hereby clarified that a breach of any of the stipulations of this clause 5, shall constitute a fundamental breach of the agreement.

6.	Setting up the leasehold, adapting it and leasing it out

6.1	The lessor shall deliver the leasehold building to the lessee in its condition AS IS, in accordance with the specifications indicated in addendum A of the agreement.

Inasmuch as the lessor agreed with the previous lessee (the company Fluence Ltd.) as to the termination of the rental agreement which was signed between Fluence Ltd. (“Fluence”) and the lessor on January 5, 2017 (“the Fluence agreement”), subject to the signing of this agreement, it was explicitly agreed between the parties, that the leasehold shall be delivered in its condition as the company Fluence returns it to the possession of the lessor in accordance with the delivery protocol drawn up between the parties and Fluence and attached to this agreement and marked as addendum G of this agreement (“the delivery protocol”), and the lessee does not have now and neither shall it have in the future any claim or complaint in respect of that.

6.2	It is hereby consented, if and to the extent that one of the authorities shall demand any kind of system and / or improvement whatsoever to any system existing in the leasehold, then the lessee shall alone bear the expense involved in setting up such a system.

It is hereby clarified that to the extent that such a thing will be required by the authorities, then the lessee shall set up in the leasehold and emergency generator.

6.3	The lessee shall be eligible to carry out, commencing on the day of the beginning of the rental period, at its sole expense, responsibility and liability, suitability and compatibility works, solely according to the program which shall be approved in writing and in advance by the lessor, at its exclusive and sole discretion. Regarding the suitability works, there shall apply the stipulations of clause 16 below and the rules and regulations concerning them shall be as any other change and / or addition which the lessee has carried out in the leasehold. To avoid any misunderstandings, it is hereby clarified that the obligation of obtaining the permits for the suitability and compatibility works as well as all of the expenses involved therein shall be borne in full solely by the lessee.

6.4	The lessee confirms that it is aware that the lessor is entitled, without any consent on the part of the lessee, to carry out any and all changes or repairs or additions or construction and works in the compound, according to its discretion and as it finds suitable from time to time as long as it does not impede the reasonable use of the leasehold by the lessee.

7.	The dates for the delivery of the leasehold

The date for entering the leasehold is the day of the beginning of the rental period as delineated in addendum B.

8.	Possession of the leasehold

8.1	The lessee undertakes to maintain the leasehold and its systems, including everything attached thereto and every device and installation and equipment found in the leasehold, and without interrogating from the generality of the above-stated : plumbing systems, the systems for electricity, fire extinguishing and so forth, in a good working, operational and complete condition, to the satisfaction of the lessor, including and without derogating from the generality of what is stated, including ongoing monthly maintenance and oversight of the sprinkler system. It is hereby clarified that the lessee shall solely and exclusively bear the costs involved in any necessary repairs, which are not the responsibility of the lessor as stated in clause 8.5 below.

Subject to the stipulations of clause 8.5 below, the lessor shall not be responsible for the maintenance and / or repair of the leasehold systems.

The lessee shall bear the monthly expense of 700 NIS with the addition of cost-of-living differences and value-added tax in respect of its relative share in the cost of the ongoing maintenance of the water reservoir to which the leasehold is connected. It is hereby agreed that the actual maintenance of the water reservoir as well as any repairs that may be required therein, if and to the extent that they indeed are required, shall be carried out by the lessee or anybody acting on its behalf.

8.2	The lessee shall be responsible for any and all damages to the leasehold caused by eight and / or by anyone acting on its behalf. The lessee undertakes to indemnify the lessor immediately upon its first request to do so, with the full extent of the expenses involved in repairing the damage caused by it, if indeed any is caused, in connection with the said damage, and all this without derogating from the rights of the lessor under this contract and / or under any and all other laws or remedies.

8.3	The lessee is responsible (meaning that the lessor is not responsible) for the maintenance and good intactness and wholeness of the systems of the leasehold and anything which is not connected to the shell of the leasehold and found under the liability of the lessor as stated in clause 8.5 below. The lessee undertakes to maintain the leasehold and use it and it systems, facilities and contents in an ongoing and current way, doing so cautiously and reasonably as a reasonable and cautious person would use his own property, take care of it and maintain its cleanliness and use and maintain it in such a way so as to prevent and avoid any damage and / or mishap and or breakdown and / or defect and / or wear and tear.

8.4	In addition, and without diminishing from the generality of the above-stated, it is clarified that the lessee is responsible to repair at its expense, throughout the entire period of rental (and this includes the additional rental period), all of the damages as stated above, as well as the defects and / or flaws resulting from faulty maintenance of the leasehold and all of its systems (including the systems of electricity, air conditioning, fire extinguishing, plumbing, and so forth) and the wear and tear resulting from use of the leasehold and it systems and to replace, if necessary, any unit or component installed in the leasehold which has become defective or lost or destroyed, with a unit or other component similar to it in nature and quality.

8.5	The lessor shall be responsible for damages caused only to the following parts of the leasehold : the roof, shall and construction, water and plumbing (up to point of the outside wall only), as long as that the said damages do not result, directly or indirectly, from a deed and / or omission, intentional and / or negligent on the part of the lessee and / or any of its workers and / or messengers and or anyone acting on its behalf. To remove any doubts, it is hereby clarified that the lessor shall in any event not be responsible for damages in connection with the suitability and compatibility works / additions which shall be carried out by the lessee or anyone acting on its behalf.

8.6	In any occurrence of damage and / or defect and / or impairment in the leasehold, as stated above, the lessee undertakes to notify the lessor and to do so immediately upon becoming aware of the damage.

8.7	Damages which are the responsibility of the lessee shall be repaired within 30 days, and those damages which require urgent repair shall be carried out as soon as possible, and if not – the lessor shall be eligible to make those repairs and to charge the lessee for the cost of the repair. Damages which are the responsibility of the lessor as stated in clause 8.5 above shall be repaired within 30 days, however, damages which have the potential of disturbing the ongoing and current operation of the workplace, shall be repaired within three days from the date on which the lessee has informed the lessor.

9.	Use of the leasehold

9.1	The lessee undertakes to run its business in the leasehold solely within the purpose of the rental, without any exceptions and without any deviations, of any type or sort, from the purpose of the rental. It is hereby clarified that in any event, and without derogating from the generality of this agreement, it is forbidden to carry out any deeds or acts which involve air pollution while violating the stipulations of the law or any other offense in violation of environmental laws.

Without derogating from the generality of the above-stated, indeed the lessee confirms that it is aware that the responsibility for getting a fire extinguishing approval rests with it and it undertakes to employ a security consultant in order to attain this approval.

Any additional adjustment or suitability work which is required for the needs of the lessee shall be carried out by the lessee and at its expense.

Any change or expansion of the rental purpose is subject to getting the consent, in advance and in writing, from the lessor, who shall be eligible also not to agree to carry out any such said change or expansion, be the reason what it may, based on the absolutely exclusive discretion of the lessor, and the lessee shall be restrained from raising any arguments or claims and he shall have no complaints and / or claims and / or demands in respect of the refusal of the lessor to two provided with approval for the said change or expansion.

Without derogating from the generality of the above stated, the lessee confirms that it is aware that operating the leasehold while making changes or in an exceptional way from the purpose of the rental, aside from being a fundamental breach of this contract, as stated above, is liable to constitute a deviating usage in violation of the law as well as to cause additional damages to the leasehold, and therefore the lessor shall be eligible, and any and all events in which the business in the leasehold will be ran in such a way as to deviate or be exceptional to the purpose of the rental, to attain, among other things, a restraining order against such a deviating management or operation, and likewise the lessee shall indemnify and compensate the lessor, immediately upon receiving a demand to do so, in respect of any and all damages and / or direct expenses brought about to the lessor (if indeed any are inflicted) as a result of a demand on the part of the authorities in respect of a deviating usage in violation of the law, and this without derogating from any other assistance and / or remedy and / or vested right of the lessor under this contract and / or by law.

9.2	The lessee shall run its business solely within the bounds of the leasehold. The lessee undertakes not to put or keep outside of the leasehold any items, regardless of sort or type, in a permanent way. The lessee is aware that the leasehold yard is an active and operational yard and not a yard for storage and therefore to the extent that the lessee shall make of the leasehold yard an area for fixed or permanent storage, the lessor shall be entitled to get rid of the items laid there, to do so at the expense of the lessee.

Regarding this matter, it is clarified that the operational area indicated in the sketch in green color is the operational area solely for the purpose of offloading and unloading, and no other use shall be made of it.

The area indicated in the sketch in orange color constitutes an emergency way for the lessee and the lessee of the adjacent area, and the lessee undertakes that this area shall remain free during the entire rental period.

9.3	The lessee shall for the purpose of access to the leasehold make use solely of the axis ways to the leasehold and shall park vehicles and transport tools exclusively in the area is intended for that use. The lessee shall not object that the parking areas in the compound shall be divvied up amongst the various lessees according to their relative portion in the compound and all this subject to getting the consent of all the various additional lessees in the compound as to the way to divvy up the parking areas. Subject to arriving at the said consent, the lessor shall not oppose that the lessee install an electronic arm at the entrance of the parking area intended and slated for it.

10.	Obtaining permits / licenses

At the responsibility for obtaining all of the permits and licenses required for running the business of the lessee in the leasehold, shall fall solely to the lessee and at its expense and in no event whatsoever shall any responsibility fall to the lessor on account of a lack of any permit or license required under the law. The lessee states and declares that it has examined at all the relevant authorities, all of the requirements and confirmations required of it in order to run its business in the leasehold and has found the leasehold to be suitable for all of its goals and purposes.

The lessee shall see to it to renew on time any and all licenses and permits which are required for running the business in the leasehold in accordance with the purpose of the rental, including in respect of installing signage and posts for the leasehold, and it undertakes to provide the lessor with a copy of every license and permit, as stated, and in any event to the extent that a confirmation is required from the Ministry of Labor, Ministry of Health, the Ministry of the Environment and the Fire Department, the lessee shall make sure to attain such approvals by itself and at its expense and shall employ for this end a security consultant of its own.

The non-obtaining of licenses and / or permits, stated, and / or the non- renewal as required shall constitute a breach of contract on the part of the lessee but shall not constitute a cause for releasing the lessee from its undertakings and obligations under this agreement, and the lessor shall be eligible, but not obligated, in the event of a breach as stated above, to cancel the contract after providing notice of 30 (thirty) days, in advance and in writing to the lessee, and to demand of the lessee, in addition to any and all other remedies, payment for all of the damages brought about to the lessor as a result of the breach. It is clarified, that nonreceipt and / or non-renewal of a license or permit, as stated, in spite of the best efforts on the part of the lessee to receive and / or to renew the said license, shall not constitute a breach, as stated, unless such a requirement is put to the lessee by one of the recognized authorities.

The lessee shall on its own bear any and all fines or sanctions imposed in respect of running his business and / or the use of the leasehold by the lessee and / or by its workers and / or messengers and / or customers without a permit or in violation or deviation of the said permit.

Without derogating from what is stated in this clause above, the lessor undertakes to sign, at the request of the lessee, on any and all documents and / or applications which may be required for the purpose of getting a business license and / or other permit required for operating the business by virtue of the law or subject to the lawful regulations to the extent that it is required of it in its capacity as the leasehold owner, and this on condition that is cooperation will not expose the lessor to any demand and / or lawsuit of any entity and / or authority whatsoever and on condition that the lessee shall bear any and all of the expenses, of any and all types whatsoever, in connection with actions (including the installing and / or adjustment and or improvement of systems) which must be undertaken in order to receive the said permits and / or licenses.

11.	Electricity and water, management and service fees

11.1	The lessee shall contract with the electric company in a consumer agreement and shall bear the electricity payments in accordance with the demands of the electric company.

11.2	The lessee undertakes that within 30 days from the signing the rental agreement, it will sign on a management and services agreement vis-à-vis the Caesarea Development Company, all in accordance with the demands and conditions of the Caesarea Development Company and it shall not have any claims in this matter towards the lessor.

In any event and without derogating from the said obligations of the lessee and until the signing of the above-mentioned management and services agreement, directly between the Caesarea Development Company and the lessee, indeed the lessee shall bear the effective management services fee in respect of the leasehold, making the payment to the lessor together with the monthly rent by means of a standing bank order.

It is hereby clarified that non-payment of the management services fee shall be considered as nonpayment of the rent for all intents and purposes in the relationship between the parties, including for the purposes of the priority of this debt to other debts of the lessee’s, the repayment of the debt shall be considered to be on account of the payment of the management fee of first priority, and it is clarified that any guarantee provided to the lessor to guarantee the undertakings of the lessee shall serve also to guarantee this payment.

12.	Damage by the lessee

The lessee undertakes to make use of the leasehold subject to the stipulations of this contract and to make sure that during the entire rental period, the leasehold and all the installations therein are in good working order, except for reasonable wear and tear, and to avoid causing damage and / or disrepair to the rental object and / or to any of its installations of facilities. Without derogating from the aforesaid, the lessee undertakes to immediately repair at its own expense any and all damages brought about to the rental property by the lessee or by those coming to the rental property.

13.	Cleanliness, gardening

The lessee shall carry out the gardening work in front of the leasehold and the lessee shall be debited in respect of this with the monthly amount of 550 NIS with the addition of cost-of-living differences and value-added tax.

The lessee shall pay the cost of the garden watering.

The lessee undertakes to maintain the rental property in good, proper and intact order and to maintain the cleanliness of the leasehold and its environment and to get rid of all rubbish and garbage as soon as it accumulates.

It is hereby clarified that the yard of the leasehold is an operational yard and the lessee may not make use of permanent storage in the yard.

14.	Maintaining the rental property

The lessee shall not bring into the leasehold any equipment which might cause damage to the leasehold and shall not keep on the floor of the leasehold more than the weight stress which it is capable of carrying (2 tons per square meter).

If the lessee desires to make use of the walls of the leasehold, and / or the systems of the ceilings and roof of the leasehold and / or the other elements of the leasehold, for the purpose of attaching or loading on installations and / or other items whatever they may be, then the lessee must attain prior to carrying out any such action and / or work whatsoever, the written consent of the lessor.

15.	Liability and Insurance

15.1	Liability

15.1.1	The lessee shall bear the liability imposed on it under the law in respect of bodily harm and / or damage to property which are liable to be caused to the body and / or the property of any person or entity (explicitly including the lessee itself) and anything connected with the use and maintenance of the leasehold.

15.1.2	The lessee undertakes to indemnify the lessor for the full amounts for which the lessor may be obligated to pay based on a court ruling the execution of which judgment was not delayed as a result of a lawsuit in respect of bodily harm and / or property damage for which the lessee is responsible, as stated in clause 15.1.1 above, as well as in respect of reasonable expenses which the lessor has borne for its defense against the said lawsuit. The lessor shall inform the lessee, right away, regarding receiving any demand and / or lawsuit respect of what is stated in clause 15.1.1 above and shall enable the lessee to defend against it and shall cooperate with the lessee in the said defense.

15.1.3	The lessee declares and states that it is aware that the lessor does not undertake to maintain any guarding and / or other defense whatsoever of the leasehold and the lessee is further aware that the lessor bears no responsibility of any type or sort whatsoever towards the lessee in all that is connected to guarding and / or the defense of the leasehold, and in order to avoid any misunderstandings, the lessor shall bear no responsibility under the Guard Law, 5727 – 1967.

15.2	Insurance

15.2.1	Subject to the stipulations of this agreement and all that is connected with getting permission for carrying out works in the leasehold and should be that indeed works of any nature are carried out in the leasehold by the lessee and / or by anyone acting on its behalf, prior to the initial moving in or populating of the leasehold and / or at any time whatsoever throughout the rental period of the leasehold, the lessee undertakes to provide the lessor, prior to the onset of the said works on projects, the confirmation of drawing up of insurance to cover the lessee’s work which is attached to this agreement and constitutes an integral part thereof and is marked as addendum H 1 (respectively – below : “confirmation of insurance coverage for the lessee’s works” and “insurance of the lessee’s works”) while it is signed by an authorized insurer for issuing insurance in Israel. It is hereby clarified that for the proffering of insurers confirmation for the aforementioned lessee’s works is subject to the said adjustment works not having a value in excess of 250,000 NIS.

The lessee declares that it is aware that proffering the insurance confirmation regarding the lessee’s works, as stated, is a suspend and preliminary condition for carrying out works of any type or sort in the leasehold, and the lessor shall be eligible (but not obligated) to prevent the lessee from carrying out works in the leasehold, in the event that the said confirmation has not been proffered to the lessor prior to the implementation of the works.

15.2.2	During the entire rental period, the lessee undertakes to draw up and maintain, at its expense, by means of an authorized insurer for drawing up insurance policies in Israel, the insurance coverages detailed in the confirmation of the insurance coverages attached to this agreement which constitutes an integral part thereof and is marked as addendum H 2 (respectively – below : “confirmation of fixed insurances of the lessee” and “the fixed insurance coverage of the lessee”).

15.2.3	Without there being any need for any demand on the part of the lessor, the lessee undertakes to provide the lessor and no later than at the time of getting possession of the leasehold, or prior to the date of putting any things whatsoever into the leasehold (excluding assets or things which are included in the works which are insured based on the work insurance certificate of the lessee) – whichever of the two dates comes first – the lessee’s fixed insurance certificate, while it is signed by the lessee’s insurer.

The lessee declares and states that it is aware that the proffering of the fixed insurance certificates of the lessee’s is a suspending condition and precondition to receiving the possession of the leasehold and / or the putting of any assets whatsoever into the leasehold (excluding assets or things which are included in the works which are insured based on the work insurance certificate of the lessee), and the lessor shall be eligible (but not obligated) to prevent the lessee from getting possession of the leasehold and / or putting in assets into the leasehold as stated in case that the confirmation has not been proffered prior to the date indicated above.

15.2.4	It is hereby agreed that the lessee is eligible not to purchase consequential loss insurance, in full or in part, as delineated in clause 4 of the permanent insurance confirmation of the lessee and / or not to purchase coverage in respect of glass breakage, in full or in part, as delineated in clause 1 of the permanent insurance confirmation of the lessee, however, the exemption delineated in clause 15.2.7 below shall apply as if the above-mentioned insurances had been drawn up and purchased in full.

15.2.5	If in the opinion of the lessee there is a need to take out additional insurance and / or supplementary insurance for covering the lessee’s work insurance and / or the lessee’s permanent insurance which are relevant to this rental agreement, then the lessee undertakes to draw up and uphold the additional insurance and / or the supplementary insurance, as stated. In any additional or supplementary property insurance, as stated, a clause shall be included concerning the waving of the right to substitute vis-à-vis the lessor and / or the management company or anybody acting on their behalf, as well as vis-à-vis other tenants, residents and rights holders in the building (other tenants, residents and rights holders shall collectively be called below : “the other rights holders”) who in the property insurance of the other rights holders, as stated, and / or in the chapter of the property for insurance coverage of the contract work insurance carried out by them, there is included a waiver of the right of substitute vis-à-vis the lessor. In addition, concerning liability insurance, the name of the insured shall be expanded to include the lessor and / or the management company, this being subject to the clause concerning cross liability, according to which the insurance is considered as if drawn up separately for each of the units of the insured.

15.2.6	The lessee undertakes to update and keep current the insurance amounts in respect of the insurances drawn up under clauses 1 and 4 of the permanent insurance confirmation of the lessee, from time to time so that it always reflects the full value of the insurance object covered by the insurances.

15.2.7	The lessee exempts the lessor and / or anybody acting on its behalf as well as the other rights holders, in whose rental agreements as rights holders or in any other agreement which grants the other rights holders, as stated, rights in the building, there is a parallel exemption vis-à-vis the lessee, from liability in respect of damage to which it is entitled to be indemnified in respect thereof based on the insurances drawn up in accordance with clause 1 of the confirmation of the lessee’s work insurance, clauses 1 and 4 of the permanent insurance confirmation of the lessee as well as additional property insurance which it draws up as stated in clause 15.2.5 above (or would have been eligible for indemnity in respect thereof had it not been for the insurance deductibles indicated in the policies), however the exemption from the said liability shall not apply for the benefit of an individual who maliciously brought about damage.

15.2.8	If the lessee did not meet its obligations under this clause, in full or in part, the lessor is eligible, but not obligated, to draw up the insurance policies or part thereof in the place of the lessee and at the expense of the lessee and / or to pay in place of the lessee any amount whatsoever, and to do so without derogating from the rights of the lessor to any other relief.

15.2.9	The lessee undertakes that the insurance payouts made by virtue of chapter A of the work insurance coverage of the lessee as well as insurance payouts made in respect of any change, improvement and addition to the leasehold which were made and / or which shall be made by the lessee and / or for it, by virtue of the said property insurance in clause 1 of the lessee’s permanent insurance confirmation shall always serve for rehabilitating and recovering the loss or the damage respect of which the payout came, unless agreed otherwise between the lessor and lessee.

15.2.10	The lessee undertakes to draw up and maintain, during the length of the rental period, the insurances delineated in the continuation of this clause and do so at a legally authorized insurance company and one which has a good reputation :

15.2.10.1	The insuring of those parts of the structure which are the ownership of the lessor (including the leased building), against loss or damage as a result of the accepted risks with expanded fire insurance, including fire, smoke, lightning, explosion, earthquake, strong winds and storms, floods, damage due to leakage and the breakage of pipes, collision by vehicles, damage from aircraft, riots, strikes, intentional malicious damage as well as damage from break-ins and burglaries. The said insurance shall include a clause concerning the waiving of the right of substitute vis-à-vis the lessee, however the said waiver shall not apply for the benefit of the individual who caused damage maliciously. In order to avoid any misunderstandings, it is explicitly agreed that the said insurance shall not include any contents whatsoever and or addition, improvement or expansion which were carried out by and / or on behalf of and / or for the lessee and / or the other rights holders.

15.2.10.2	Consequential loss insurance which covers the loss of rental income due to the damage caused to those parts of the structure in the ownership of the lessor (including the structure being leased) as a result of the risks delineated in clause 15.2.10.1 above, and this for a and indemnity period of 12 months. The said insurance shall include a clause concerning the waiver of the right of substitute for the benefit of the lessee, however the said waiver shall not apply for the benefit of any individual who maliciously brought about the damage.

It is hereby consented that the lessor is eligible not to draw up consequential loss insurance which covers the loss of rental income as stated in this clause 15.2.10.2 above, in full or in part, however that which is stated in clause 15.2.13 below shall apply as if the said insurance had been drawn up in full.

15.2.10.3	Liability insurance towards third parties within the liability limits of 4 million NIS per insurance event and cumulatively under the policy, which covers the liability of the management company and the lessor under the law in respect of bodily injury or property damage which is liable to be inflicted to the body and / or the property of any person or legal entity whatsoever in the structure or in its environment. The insurance shall be expanded to indemnify the lessee in respect of liability which might be imposed on its as a result of a deed and / or omission on the part of the lessor, and this subject to the cross liability clause under which the insurance is considered as if it was drawn up separately for each of the insured individuals.

15.2.11	It is hereby agreed that the lessor is eligible at its exclusive discretion to draw up and make additional insurance coverages beyond the insurance coverages delineated in clause 15.2.10 above.

15.2.12	It is hereby explicitly agreed that when drawing up the insurance coverages delineated in clauses 15.2.10, 15.2.1, and 15.2.2 above, nothing in them shall be construed as coming to add to the liability of the lessor and / or the lessee beyond what is stated in this agreement and / or coming to diminish the liability of the lessor and / or the lessee under this agreement and / or under the law (except for was explicitly stated at the end of clauses 15.2.13, 15.2.7 below).

15.2.13	The lessor exempts the lessee from liability in respect of damage to which either of them is entitled to get indemnified in respect thereof under the insurance coverages drawn up in accordance with clauses 15.2.10.1 and 15.2.10.2 above, however the said exemption from liability shall not apply for the benefit of an individual who brought about damage in a malicious way.

15.2.14	the cost of the insurance coverages delineated in clause 15.2.10 above, in the amount of 0.65 NIS per month for each square meter of the leasehold, with the addition of cost-of-living differences and value-added tax shall be paid by the lessee to the lessor together with the monthly rent. In order to avoid any misunderstandings, it is hereby clarified that the cost of the said insurance coverages shall be considered like rent for all intents and purposes for the purposes of this agreement, including that it should be a debt with the right of priority judgment which shall be paid out with the highest priority.

16.	Changes and additions to the leasehold

16.1	The lessee shall not be eligible to make any changes in the leasehold or any additions thereto, without the express written permission of the lessor provided in advance.

To avoid any misunderstandings, it is hereby clarified that the obligation of gaining a permit for carrying out the change or addition as well as the expenses involved therein, shall fall in their entirety solely to the lessee.

16.2	The lessee undertakes that any and all works or actions carry out by it or by anyone acting on its behalf, shall be done without causing any nuisance to the other tenants and also not to any other individual in respect of the carrying out of the aforementioned works, if indeed any such nuisance is caused.

16.3	To avoid any misunderstandings and subject to this contract, it is hereby agreed that any change or addition as stated in clause 16.1 above, shall be the property of the lessor without the lessor providing any consideration whatsoever for it, and the lessee shall not be eligible to make any changes therein without the consent of the lessor.

16.4	At the end of the rental period, the lessee shall return the condition of the leasehold to its original state so that it will take part any and all adjustments and / or additions and / or changes carried out by it, this is so unless the lessor chooses to leave the changes intact, fully or partly, in which case the lessee shall be obligated to act in accordance with the instructions of the lessor. Nothing in this clause is to be construed so as to derogate from the stipulations of clause 16.1 above.

16.5	It is hereby consented that if, and to the extent that, the lessee breaches this above stated clause, and sets up in the leasehold and / or on the lot, a shed and / or gallery without first gaining the written and in advance consent of the lessor and / or without the required permits under the law, then the lessee shall pay the lessor within seven days from the date that the lessor so demands, a monthly agreed renewable fine of 15 NIS respect of every square meter of shed and / or gallery, and this in addition to any other compensation and / or relief to which the lessor is entitled and without this being considered that the lessor has consented to the carrying out of the said construction.

16.6	In addition to what is stated above in this clause, it is consented that in the event that the lessee built a gallery in the leasehold or a shed / storeroom on the lot and / or any construction which increased the amount of the leased area (hereinafter : “the additional areas”), there shall be added on to the monthly rent the amount of 10 NIS in respect of every square meter (gross) of the additional areas, with the addition of lawful value-added tax, while to this amount shall be added the cost-of-living differences, this in respect of the period which begins at the time of the construction and up until the removal of the addition from the area, and this in addition to any and all compensation and / or relief to which the lessor is entitled and without the matter being considered as consent on the part of the lessor for carrying out the said construction.

17.	Signage

The lessee shall install signage in the leasehold subject to getting the consent of the lessor in writing and in advance in relation to the size, placement and design of the signage and subject to the lessee attaining all of the required permits for its installation. The expense for the said signage shall fall entirely to the lessee.

In order to avoid any misunderstandings, it is hereby clarified that the lessor shall have the right to put up signage of its own and on its behalf in the leasehold in coordination with the lessee. The cost of the above mentioned signage as well as fees paid in respect thereof shall apply to the lessor.

The lessee undertakes to pay the fees as well as any other payment imposed as a result of and in the wake of the installation of signs excluding signs installed by the lessor.

18.	Avoidance of nuisance

18.1	The use of the leasehold shall be carried out in accordance with all laws and the lessee shall not cause bother nuisance which are forbidden under any and all laws and regulations.

18.2	In any event of a lawsuit being lodged against the lessor in respect of the breach of the stipulations of clause 18.1 above, why indeed in addition to all other rights which the lessor has under the stipulations of the law, the lessor shall be eligible to carry out any and all examinations and / or measurements and / or repairs and / or any other action which it deems suitable to return the situation to its original state and / or to get rid of the nuisance. Any and all expenses incurred as a result to the lessor shall apply to and be paid by the lessee. The lessee hereby undertakes to repay and in all sums expended by the lessor as stated above, with the addition of cost-of-living linkage and interest as stated in clause 29 below, from the day in which the expenses were paid and until they have been fully repaid by the lessee.

19.	Entrance to the leasehold

The lessor’s employees and its messengers are eligible to enter the leasehold during all customary working hours, by advance coordination with the lessee, in order to carry out examinations or for implementing repairs and other necessary works, in accordance with the stipulations of this contract.

20.	Transfer of rights

20.1	The lessee shall not be eligible to transfer, whether directly or indirectly, all of its rights or any part thereof which have been awarded it under this contract, to another and / or others, except to a subsidiary under the full control of the lessee as long as the lessee remains responsible and liable vis-à-vis the lessor for all of its undertakings under this agreement.

20.2	Subject to the delivery of written notification via registered mail, the lessor shall be eligible to transfer its rights and obligations in the leasehold and / or under this contract to another, as long as the rights of the lessee are not insulted or infringed upon.

20.3	In spite of the above stated, the lessor hereby confirms that the lessee is eligible to undertake end sign a sublease agreement with the company Fluence Ltd. (“sub-lessee”) with regard to an area of approximately 90 m². It is hereby clarified that the undertaking and signing of a sublease shall not derogate from the obligations of the lessee vis-à-vis the lessor as stated in this agreement with regard to the entire area of the leasehold.

21.	Taxes and other payments

21.1	The lessee shall bear all of the taxes, fees and municipal fees, management and service fees and governmental and or municipal and / or other levies as well as other payments of any type or form which apply to the holder of the leasehold and / or the running of the lessee’s business. Likewise the lessee hereby undertakes not to turn to the authorities or to the Caesarea Development Company with a request regarding the above said payments, including a request relating to the diminishment of a payment and / or to receive an exemption from payment for any reason whatsoever, this being so without first receiving the written and advance consent of the lessor.

21.2	The lessee shall sign on the management and services fee agreement vis-à-vis the Benjamin Zeev Rothschild Caesarea Development Company Ltd., in the wording to be determined by the Caesarea Development Company and shall put up for the Caesarea Development Company any and all guarantees which it requires.

21.3	The lessee gives his consent that in the event that the government and / or another entity imposes a new taxes or taxes and a new fee or fees and / or new levies which apply to the holder of a leasehold and / or to the running of the lessee’s business, then the lessee shall pay them in full.

21.4	In spite of what is stated above, the lessee shall not bear the costs of every tax, monetary levy, and fee imposed on the lessor in his capacity as the owner of the leasehold and the leasehold right on the land.

21.5	The lessee undertakes to present to the lessor, from time to time, based on its demand, all of the receipts or confirmations which attest to the fact that it has paid the authorities the payments effective on it under this contract.

22.	The Tenant Protection Law

The parties hereby state and declare that in respect of the rental under this contract, the lessee did not pay to the lessor key money, neither directly nor indirectly and that it is not a protected tenant under the Tenant Protection Law (integrated wording) 5732 – 1972 and / or under any law which may replace it.

23.	Vacating the leasehold

23.1	The lessee shall vacate the leasehold at the end of the rental period and return it to the lessor in accordance with the stipulations of this agreement while it is vacant and empty of any person and object belonging to the lessee and subject to the state and condition of the leasehold in accordance with the delivery of possession protocol. In any event that the lessee must vacate the leasehold in accordance with this contract, whether for the reason described in this paragraph or whether for whatever other reason described in this contract, the lessee must return the leasehold together with the keys, while it is completely vacated and in good and suitable condition for further immediate use, with the exception of reasonable wear and tear.

23.2	If the lessee does not vacate the leasehold as stated in clause 23.1 above, the lessee shall pay the lessor a compensation fixed and assessed in advance (hereinafter “the compensation”) for each day being late in vacating, in the amount equal to 150% of the rent effective on the leasehold for one day of rental in the last month of the last year of the rental. The compensation shall be linked to the consumer price index as delineated in clause 3 above, with the necessary changes. The amount of the compensation with the addition of cost-of-living linkage, shall be paid no later than seven days after the date on which it was so demanded by the lessor and tardiness in its payment shall entitle the lessor to interest in arrears as delineated below. The above-stated is not to be construed as coming to derogate from and / or to detract from any other right to which the lessor is entitled and particularly from its right to demand the vacating of the leasehold.

23.3	If this contract is lawfully canceled by the lessor and the lessee does not immediately vacate the leasehold, the lessor shall be eligible to actualize the guarantees and promissory notes which the lessee gave the lessor as stated in clauses 4 and 5 above and which had not yet been presented for payment prior to the cancellation order of the rental contract and / or the court ruling of vacating the leasehold, and this for the purpose of covering the rent or any part thereof which the lessor has coming in respect of the period from the day in which the contract was canceled as stated, or the court ruling was given, and up until the actual vacating of the leasehold. Nothing stated in this paragraph is to be construed as coming to waive any of the rights of the lessor vis-à-vis the lessee under this contract or by law, or coming to provide permission to the lessee to make use of the leasehold after the cancellation of the rental contract, or the said rendering of the court order calling for the vacating of the leasehold.

24.	Early vacating at the initiative of the lessee

24.1	If the lessee requests to vacate the leasehold before the end of the rental period, the lessee shall nevertheless be obligated to pay the full rent amount for the entire rental period. In the event that the lessee found a substitute lessee whose identity was approved by the lessor in writing and in advance, based on the lessor’s discretion, who is willing to rent the leasehold in accordance with the terms of this contract, then the lessee has the right to terminate the rental period at the time that the said substitute lessee enters the leasehold and subject to the fact that an agreement has been signed between the lessor and the substitute lessee and from the date of the signing of the said agreement the lessee shall be freed from the obligations of this contract. The lessor shall not turn down a substitute lessee may only do so based on reasonable grounds such as the substitute lessee’s ability to demonstrate its economic wherewithal and so forth.

24.2	If the lessor has rented out leasehold to a substitute lessee, the lessor agrees not to collect from the lessee the rent as stated in clause 24.2 above, from the day on which the leasehold was rented out to the substitute lessee.

24.3	In spite of what is stated in clause 24.3 above, in the event in which the lessor agrees to rent out the leasehold to a substitute lessee at a rent which is lower than the rent which was supposed to have been paid to the lessor under the stipulations of this contract, then the lessee undertakes to bear the full difference for the rest of the rental period, as a condition for ending the undertaking and contracting with it.

25.	Breach of contract and cancellation of the rental

25.1	The lessor is eligible to cancel the rental contract by means of providing written notice sent by registered mail to the lessee of 30 days advance notice, in each of the following cases :

25.1.1	The lessee has fundamentally breached the rental agreement.

25.1.2	Non-provision of the signed standing bank order to the lessor in order to collect the rent.

25.1.3	Avoidance of signing the services and management agreement as required by this Caesarea Development Company.

25.1.4	Making use of the leasehold other than for the stated and consent purpose.

25.1.5	Transferring the rights in the leasehold to another in contravention to what is stated in clause 20.1 above.

25.1.6	Nonpayment of any amount whatsoever under the stipulations of this contract, at the latest at the end of 20 days from the date which was determined for its payment.

25.1.7	A court order for receivership or liquidation, or a court order to freeze proceedings, or the appointment of a receiver over the lessee’s assets, or part thereof, if this has not been canceled within 30 days.

25.2	If the lessor has lawfully provided notification of cancellation of contract, as a result of a fundamental breach by the lessee, then the lessee shall vacate the leasehold within 30 days from the date on which he received the said notification.

25.3	Nothing in the stipulations of this clause should be construed as coming to derogate from the rights of the lessor under this contract or by law.

26.	Canceled.

27.	Legal expenses

It is consented and declared between the parties that in the event that the leasehold is not vacated by the lessee at the end of the rental period, or after it was sent notice of the cancellation of the rental in accordance with the stipulations of clause 25 above of this contract, why indeed in addition to the reliefs determined in this contract and by law, the lessee shall bear the legal expenses which the lessor expends with respect to the legal treatment and handling in collecting the lessee’s debts and having it vacated from the leasehold.

28.	Changes to the contract

Any and all changes of the terms of this contract, or a waiver in the rights of the parties under this contract, shall be executed exclusively in writing and signed by those eligible to obligate the parties.

29.	Payments

29.1	It is hereby agreed that any payment which is not paid by the lessee to the lessor in timely fashion, shall bear interest in arrears at the maximal arrears interest rate being used by Bank Leumi Le’Israel Ltd. at that time, in respect of nonapproved deviation of credit, and this without derogating from the right of the lessor to any and all other relief and / or remedy, whether under this agreement or whether by law.

29.2	The lessee hereby waives in a final and absolute and irreplaceable way the right of offset and shall not offset from the monthly rent and / or from any other payment which the lessor has coming under the stipulations of this agreement, any amount in respect of any claim which the lessee may have against the lessor, if indeed it has any such claims.

30.	Value-added tax

Any and all amounts which the lessee must pay and which is subject to value-added tax, shall bear the value-added tax in accordance with its lawful rate on the date of payment. The parties agree that the lessor shall be eligible to round off the amounts which the lessee is obligated to pay the lessor under this contract, or by law, to the nearest full shekel (NIS). The payment of the value-added tax shall be at the date of the rental payment as stated in clause 3.4 above.

31.	Exclusive jurisdiction

In the event of a dispute and / or differences of opinion between the parties in any and all matters connected with this contract, including monetary and other claims resulting from this contract – the party shall turn to the authorized court to deal with that solely in Haifa. The law which shall apply shall be solely and exclusively the laws of the State of Israel.

32.	Compliance to laws

The parties shall uphold in respect to the stipulations of all laws in respect to the leasehold and the use thereof.

33.	Delivery of notice and notifications

Any and all notices and notifications which the parties to this contract needs to deliver to each other, shall be seen as having been delivered within 96 hours from the time of its dispatch by means of registered mail to the addresses of the parties, as delineated below :

The lessee : Itamar Medical Ltd.	The lessor : Willer Properties (1985) Ltd.
Halamish Street 9, Caesarea	Ha’eshel Street 3, P. T. South Caesarea
Caesarea 3079814

In witness whereof the parties have affixed their signatures :

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : (-)	Signature : (-)
The Lessee	The Lessor

[At the foot of every page of the agreement, the document is signed and stamped by the lessee and the lessor as follows :]

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : (-)	Signature : (-)
The Lessee	The Lessor

Number 98781

Addendum A

Technical Specifications and Sketch

General :

This document relates to the structure for the company Itamar Medical Ltd. with an area of approximately 1300 m² which constitutes part of and industrial structure of approximately 2430 m².

Description of the Structure

Areas of the Structure

•	the area for storage / operations at the level 0.0 : 960 m²
•	the office areas, services and administration areas at the level 0.0 : 115 m²
•	the office areas, service and administration areas at the level + 6.00 : 225 m²

The Floor

The floor of the structure is of reinforced concrete with the thickness of 15 cm, for useful weight of up to 5 tons per square meter, with the addition of a red colored pigment.

The Walls

The outside walls are built of prefabricated elements covered with a sawed stone. The height of the structure at the lowest quarter is 6.0 m.

The windows are all along the façade of the structure according to an existing condition.

Separation wall

A separation wall between the unit and the rest of the building is made of fireproof drywall partitions.

Openings and columns

The plan of the structure is based on the maximum possible openings between the columns, with the intent of allowing for maximum flexibility in the planning and use of the structure. The constructions of the structure (the walls and ceiling) are composed of steel profile frames. On top of the frames beams are installed which are connected to the frame by means of screws. The beams are made of galvanized tin.

The prefabricated columns in the shell of the structure are placed such that they protrude beyond the structure.

The Roof Shielding

The roof shielding is composed of trapezoidal steel panels, which are isolated by means of glass wool mattresses covered by vinyl sheets.

The shielding includes all of the ceiling accessories, screws, flungies, etc. in order to get a perfect roof which is sealed off from water penetration into the structure.

Rising gates

In the northeastern building front, there are two gates (in total) for offloading and on loading.

Protected areas

On the ground floor there is an institutional protected space which includes flooring, Gare plaster and Supercrill paint on the walls, a blast protected door, a blast protected window, Windows protected from poisonous gases made of aloe aluminum, air and oxygen 8 “ pipes, the lighting system.

All according to current situation AS IS .

Offices and operations

On the southern façade, there is a wing of offices and operations made up of two levels which includes an entry hallway, lavatories, small kitchen and stairwells.

All according to current situation AS IS .

Internal walls, acoustic ceilings, flooring, doors, windows

The internal division in the wing of offices is by means of drywall partitions with an overall thickness of 100 mm, including a feeling of glass wool with a thickness of 2 “.

Acoustic ceilings. Ceramic flooring. Aluminum windows, anodized and painted. Wooden doors.

All according to current situation AS IS .

Electricity and lighting

The offices are air-conditioned by means of a mini central air conditioning system.

All according to current situation AS IS .

Computer and communications infrastructure

All according to current situation AS IS .

Lavatories

On the ground floor, one can find the area of the lavatories and showers which include three lavatory units and three showers, and sinks for washing hands.

On the uppermost office level, there is a single lavatory which includes a sink for washing hands.

All according to current situation AS IS .

Kitchenette

On the uppermost office level, there is a kitchenette which includes a bottom kitchen cabinet, kitchen work surface, a kitchen sink and faucet.

All according to current situation AS IS .

Systems in the structure Electricity

Electrical connections

In the building, there exists a main electrical connection with the size of 3 X 250 A (which serves the entire building).

The size of the electrical connection available to the lessee is 3 X 125 A.

Industrial lighting and electrical system

The lighting and the electrical system – All according to current situation AS IS .

Fire extinguishing

There is a line for fire extinguishing surrounding the entire lot. There is a hydrant system in the building and in the yard – All according to current situation AS IS .

The current existing sprinkler system, including the water reservoir on the lot is being provided AS IS. In the event that the lessee will be required to carry out adjustments and / or additions and or improvements in the fire extinguishing system and / or in the water reservoir and or in the pumps as the fire department may require, for whatever reason, then implementation of the above-mentioned adjustments and / or additions and / or improvements shall be carried out by the lessee and at its expense alone. In any event, the lessor shall not be responsible for adjusting the fire extinguishing system and / or the water reservoir and / or the pumps for the lessee’s needs.

There is an emergency generator for operating only smoke release blowers. The lessee shall bear the cost of maintaining the generator.

Development

Asphalt and Pavements

The asphalt is as it currently exists.

There is gardening in the area of the building façade – All according to current situation AS IS .

Drainage

The yard shall be planned so that the rainwater from the roofs, from the sleds and the maneuvering spaces, including the entry areas near the gates – shall be drained by means of overhead runoff towards the canal on the southern part of the lot, so that water does not penetrate into the building.

Fencing and gates

At the entrance to the compound, there is a main entry gate, operated and dragged along by means of electricity.

Surrounding the lot, there is a fence made of galvanized steel profiles.

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985)
Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : in initials : S.B. and G. G. (-)	Signature : (-)

[At the foot of every page of the agreement, the document is signed and stamped by the lessee and the lessor as follows :]

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : (-)	Signature : (-)
The Lessee	The Lessor

Page 1:

In the sketch:

Plan of the ground floor: area of the hall 960 m²; offices: 115 m² Plan of the first floor: first floor 225 m²

In the box at the bottom:

Industrial zone Caesarea
Lot 307 – 308
Plan of the ground floor 1 first floor A
Willer Properties (1985) Ltd.

Rubberstamp and signatures in initials: Itamar Medical Ltd.; A. A.; S. B.; G. G.

Page 2:

In the sketch:

area of the yard 1022

Bloc 12346; bloc 12347; bloc 12348 In the box at the bottom:

Industrial zone Caesarea
Lot 307 – 308
Sketch of the lot
Willer Properties (1985) Ltd.

Rubberstamp and signature:

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties
(1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : in initials : A.A., S.B. and G.G. (-)	Signature : (-)

Page 3: This page is the same as page 1 above.

page 4: This page is the same as page 2 above.

Addendum C – Promissory Note

Number	In the amount of	155,142 NIS

Date 08 Month July Year 2019

On the 20th of the month of _____ in the year ______, we undertake to pay against this promissory note to the order of Willer Properties (1985) Ltd.

The amount of – 155,142 NIS (in words : one hundred fifty five thousand and one hundred forty two NIS) only.

The amount of this promissory note is linked to the cost of living index (hereinafter : “the index”), the index known as the consumer price index including fruits and vegetables, which is publicized by the Central Bureau of Statistics and Economic Research, or any other official index which comes to replace it. As the basis for calculating the rate of linkage, the index publicized on June 15, 2019, which is the index of the month of May 2019, shall serve as the base index and is 121.55 points according to the average basis of 2006 (hereinafter : “the base index”). If in the month when this commissary note comes to, the last known index (hereinafter : “the new index”) shall be higher than the base index, we shall pay the amount of the promissory note after first increasing it in relative fashion to the rate of increase of the new index in relation to the base index.

The parties to this promissory note explicitly waive any claim to the statute of limitations under clause 96 of the Promissory Notes Ordinance [new version].

I / we hereby exempt the holder of this promissory note from any and all of the obligations imposed on the holder of a promissory note, including presenting it for payment and notification of violation.

This promissory note is to guarantee all of my / our undertakings under the rental agreement dated July 8, 2019.

Name :
Address :
Signature of the maker of the promissory note :
Place of payment :
Bank :	Mizrachi Tefahot
Branch :	438 (Orot Mall)
Account :	250888

~~Aval Guarantee~~

~~I am a guarantor by means of Aval Guarantee for the payment of this promissory note by the promissory note maker.~~

~~1. Name of guarantor, number~~
~~:~~
~~Private address of residence :~~
~~Israel ID / company number :~~
~~personal signature~~

~~2. Name of guarantor, number~~
~~:~~
~~Private address of residence :~~
~~Israel ID / company number :~~
~~personal signature~~

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : (-)	Signature : (-)
The Lessee	The Lessor

Addendum D

To :	Bank : _________________
Willer Properties (1985) Ltd.	Branch : _________________
Address : _________________
Date : _________________

Dear Sir / Mdm.

Re : Bank Guarantee

1.	We hereby guarantee to you the payment of every amount up to the overall amount of 206,856 NIS (in words : two hundred and six thousand and eight hundred and fifty six – New Israel Shekels) (Hereinafter – “the guarantee amount”) to be demanded from Itamar Medical Ltd. (hereinafter : “the guaranteed party”), in connection with obligations and undertakings of the guaranteed party towards you in connection with the rental agreement dated July 8, 2019.

The guarantee amount will be linked to the consumer price index as publicized from time to time by The Central Bureau of Statistics and Economic Research, at the linkage terms as follows :

“The base index” for the purposes of this guarantee shall be the known index at the time of the signing of the contract, that is : the index of May 2019 which shall be publicized on the 15th of the following month (or very near that date), at the rate of 121.55 points (the average base of 2006).

“The new index” for the purposes of this guarantee, shall be the latest publicized index, prior to receiving your demand based on this guarantee.

The linkage differences for the purposes of this guarantee shall be calculated as follows : if it becomes clear that the new index has risen vis-à-vis the base index, then the linkage differences shall be – the amount equal to the difference between the new index and the base index, multiplied by the guarantee amount, divided by the base index. If the new index is lower than the base index, we shall pay you the amount indicated in your demand up to the guarantee amount, without any linkage differences.

2.	Based on your first written demand, no later than 10 days from the date of us receiving your demand at our above indicated address, we shall pay you any amount indicated in your demand as long as it does not exceed the guarantee amount with the addition of linkage differences, without imposing on you the obligation to prove your demand and without your being obligated to demand the payment first from the guaranteed party.

3.	This guarantee shall remain valid and in force only until May 31, 2023 (including that date), and after that date it shall be null and void.

Any and every demand based on this guarantee must be received by as in writing no later than the above date.

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : in initials : S.B. and G. G.	Signature : (-)
(-)

Addendum F

Instruction for Debiting the Bank Account

Date : ________________

To :
Bank : ________	Bank account number	Account type		Clearinghouse code
Branch : ________	Branch	Bank
Branch address :
________
_____________________	Institution code	Ref. / ID number of the customer in the company :
	_____________________	_____________________

	_____________________			_____________________
1. I the undersigned :	Name of account holder as appears in the			ID number / private company number
bank’s books

Address :	_____________	_____________	_____________	_____________
	Street	Number	City	Postal code

Hereby instruct you to debit my / our above account at the branches, in			Payments under the rental agreement
respect of :
In the sums and at the dates presented to you, from time to time, by			Willer Properties (1985) Ltd.
magnetic means sent to you by : Willer Properties (1985) Ltd as delineated below in the authorization details.
2. I / we am / are aware that :			Willer Properties (1985) Ltd.
a. this instruction may be canceled by a notification from
me / us, in writing to the bank and to : Willer
Properties (1985) Ltd

which shall go into effect, one business day after providing the notification to the bank and may be canceled according to the provisions of the law.

II. I / we shall be eligible to cancel ahead of time a certain debit, as long as notification concerning that will be forwarded by me / us to the bank in writing, at least one business day prior to the debit date.
III. I / we am / are entitled to cancel a debit, no more than 90 days from the date of the debit, if I / we can demonstrate to the bank, that the debit does not match the dates or the amounts established in the letter of authorization, if established.
3.	I / we are aware that the details indicated in the letter of authorization and filling them out, are matters that I / we must come to an understanding with the beneficiary.
4.	I / we are aware that the debit amounts under this letter of authorization, shall appear on the bank pages and that I / we will not be sent by the bank a special notification in respect of these debits.
5.	The bank shall act in accordance with the instructions of this letter of authorization, as long as the account enables that, and as long as there is no legal obstacle or otherwise for carrying out the instructions.
6.	The bank is entitled to take me / as out of the arrangement detailed in this letter of authorization, if the bank has a reasonable ground for doing so, and shall inform me / us immediately after reaching such a decision while indicating the reason for such a decision.

7.         Please allow Willer Properties (1985) Ltd. , in the rider herewith attached, to receive these instructions from me / us.

………………………………………………… Details of the authorization …………………………………………………

☒ the amount of the debit and its date will be determined from time to time by Willer Properties (1985) Ltd. while it is based on the contract with the client.

The amounts of a	Number of debits	Frequency of the debits	Linkage		Date	Date of
single debit					of	last debit
			Type	Basis	first
debit

………………………………………………………………………………………………………………………………………………………………………………

__________________________________ Signature of the account holder / holders

…………………………………………………………………………………………………………………………………………………………………………..

Bank confirmation

To :

Willer Properties (1985) Ltd.	Bank account number		Account type	Clearinghouse code
	Branch	Bank
Ha’Eshel St. 3, South
Industrial Park
Caesarea	Institution code		Ref. / ID number of the customer in the company :
	________________		___________________

Haifa

We have received instructions from _____________________________, to honor debits in the amounts and at the dates which shall appear via magnetic means which you shall present to us from time to time, and our account number, also in the bank shall be indicated therein, and all this in accordance with what is delineated in the letter of authorization.

We have noted the instructions and shall act accordingly as long as the accounts enables us to do so : as long as there is no legal impediment or other obstacle to carrying out the debits : as long as we have not received written instruction calling for cancellation of the instruction by the account holder / holders, or as long as the account holder / holders have not been taken out of this arrangement.

This confirmation shall not negatively impact your obligations toward us, according to the indemnification letter signed by you.

Date ______	Sincerely yours,
The original of this form, in both its parts, shall be sent to the bank branch. A copy of it shall be provided to the payer	Bank _____________ Branch ___________
Signature and rubberstamp of the bank branch

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : in initials : S.B. and G. G.	Signature : (-)
(-)

Willer Properties (1985) Ltd. June 27, 2019 number 166681

To :

Itay Amitai – Itamar Medical
Alon Ephraim – Fluence
Greetings,

Re : Meeting summary from June 24, 2019 concerning the transfer of the property between the company Fluence and the company Itamar Medical

In continuance to our above meeting at the property on the lot 308, South Industrial Park, Caesarea, with the participation of : Itay Amitai of the company Itamar Medical, Alon Ephraim from the company Fluence, Ronen Swissa, Nir Lerrer and the undersigned from the company Willer, below are the consents reached between the company Itamar Medical and the company Fluence : –

1.	The sprinkler system in the hall :

1.1	The Company Fluence reconfigured the sprinklers into an ESFR system. In accordance with that, the company Fluence shall forward a confirmation of “good working and intactness” to the company Itamar Medical as well as to the lessor.

1.2	The company Itamar Medical is interested that the above-mentioned reconfiguration of the sprinklers remain in the structure and as of the day of getting possession of the rental property, it (Itamar Medical) shall be the sole responsible party for maintaining the sprinkler system.

2.	The rental property yard :

2.1	The Company Fluence shall take apart the hoist facility which it constructed in the yard of the rental property on its east side, including the concrete surface which serves as a base for this facility. Once the facility and the concrete surface have been taken apart, the company fluence should carry out the laying of an asphalt floor so that’s the floor of the yard will be left in uniform fashion throughout and will implement this by July 31, 2019.

2.2	The sheds adjacent to the structure on the northern façade – it has been agreed between the company Fluence and the company Itamar Medical that the sheds which serve the laboratory systems shall remain in place as long as the company fluence carries out use of the laboratory found on the office level. At the time when the laboratory is being vacated (planned for the year 2020), the sheds shall be dismantled by the company fluence. Itamar Medical Ltd. shall be responsible vis-à-vis the lessor to carry out the above stated.

3.	Production hall :

3.1	The company fluence shall vacate the production hall by July 1, 2019 and shall make sure that on the date of delivery of possession to Itamar Medical Ltd., the floor of the production hall shall be washed clean and free of any and all persons and items, while making sure to cut off the screws and / or other hazards which are currently on the floor due to the installation of the production machines.

3.2	Windows of the structure – shall be delivered by the company fluence while they are clean and functional and intact.

3.3	The pillar protections for the iron stairs in the area of the hall. – For the purpose of protecting the iron stairs from the movements of the forklifts, the company fluence installed a number of protective pillars which are anchored to the floor of the hall. In light of the future activity of a Itamar Medical Ltd., it has stressed that it has no need for the above-mentioned protective pillars and that in fact leaving these pillars would obstruct its future activities in the hall. Accordingly, it has been agreed that the company fluence shall remove the above pillars and carry out a repair on the floor of the hall by means of smoothed concrete which includes a red pigment and to do so by July 10, 2019.

3.4	Doors which lift up – the company fluence is required to exchange the damaged bottom panel of the front door of the hall on the east side.

3.5	Industrial protected area – it is the responsibility of the company fluence to vacate all of the equipment found in the industrial protected area and to deliver it clean and free of any equipment.

3.6	The hall restrooms – the company fluence will implement a fundamental cleaning before delivering possession of the property.

4.	Offices :

4.1	In light of the water damage from the roof of the rental object, the lessor shall carry out replacement of the damaged ceiling tiles and a repair of the walls which were damaged on account of the dampness.

4.2	Communications cabinet – as a result of the installation of a communications cabinet by the company fluence, two wooden doors were cut. Itamar medical Ltd. and the company fluence will together define the IT solution agreed to by both companies. If as part of the solution, Itamar medical Ltd. shall use the existing distribution cabinet, it will be required to return it to its original state at the end of its rental period. If not, the company fluence will be required to exchange the doors. Since the existing distribution cabinet is found in an area that shall be restricted to the entry of Itamar medical Ltd. personnel only, it is possible that the company fluence will be required to find an alternative solution in the existing building.

5.	Laboratory – after the company fluence stops making use of the laboratory, it will be required to dismantle the laboratory systems, to complete the ceiling tiles and to install a window in place of the bellows which were installed. All this needs to be done so that the area can be used as office areas. It is hereby clarified that the responsibility for carrying out the described actions are the responsibility of the company to Itamar Medical Ltd.

We hereby confirm the above summation.

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Fluence Water Products
and Innovation Ltd. 514049584
Signatures : (-) (-)	Signatures : (-)
Itamar Medical	Fluence

Rubberstamp : Willer Properties (1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : (-)

[At the foot of every page of the agreement, the document is signed and stamped by the lessee and the lessor as follows :]

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : (-)	Signature : (-)
The Lessee	The Lessor

Addendum H-1

Lessee’s Work Insurance Confirmation

To :

Willer Properties (1985) Ltd. and/ or parent companies
and/ or sister companies and/ or subsidiaries and/ or
integrated companies and/ or related companies
(hereinafter to be called together : “the lessor”)
address : HaÉshel Street 3,
South Industrial Park
Caesarea

Dear Sir/ Mdm. ;

Re : Confirmation of taking out an insurance policy, among other things, in all things connected with works to be carried out by the lessee as defined below and/ or on its behalf (hereinafter : “the works”) in the rental property being released by it in the existent structure at Street name ……………….. B …………………………………………….. (respectively below : “the rental property” and “the structure”).

Policy name :	Policy for contract work insurance, number ………………………

Insurance period :	From the date …………… Until the date ………………
(including those two dates – below : “the work period”) as well as an expanded maintenance period of 12 months from the end of the work period.
Name of insured :	……………………………………………………… (hereinafter : “the lessee”),
contractors and subcontractors at all levels.
Scope of coverage :	The scope of coverage provided under the insurance delineated below is no less than the coverage provided under the insurance policy wording. The insurance known as Beat version 2016 (or the wording of the Beat policies which are parallel thereto, at the time the policies are taken out), encompassing all of the expansions which constitute part of the said policy.
Policy number :	………………………………….

Policy chapters

1.	Chapter 1 – Insurance of the Works

Insured object : the works, in their full value (including materials supplied by the lessor and/ or the management company) including materials, equipment, facilities and any and all other property brought to the structure for the purpose of the works against loss or damage brought about during the period of the carrying out of the works at the worksite and during the period of the maintenance in the matter of upholding the undertakings of the lessee during this period and/ or the revelation of damage during the period of maintenance on account of a cause or reason rooted in the period of works.

In order to avoid any misunderstandings, it is hereby clarified that the said coverage includes coverage in respect of burglary and/ or theft and/ or robbery as well as in respect of an earthquake and natural disasters.

Waiver of subrogation : In order to avoid any misunderstandings, the chapter includes waiver on the right of subrogation vis-à-vis the lessor and/ or the management company of the lessor (to the extent that such exists, hereinafter : “the management company”) and/ or anybody acting on their behalf, as well as vis-à-vis other lessees, tenants and other rights holders in the structure (other lessees or tenants, the residents and other rights holders, as stated, shall together below be called : “the other rights holders”), which in the property insurance of the other rights holders there is included a parallel clause concerning waiver of the right of subrogation vis-à-vis the lessee and/ or in the agreement affording the other rights holders, as stated, rights in the structure which includes an exemption from liability for the benefit of the lessee in respect of loss or damage liable to be caused to the property of the other rights holders as a result of the customary risks included in insurance for contract works or an expanded fire insurance coverage ; however the said waiver shall not apply to any individual who brought about damage maliciously.

Special expansions : the chapter includes the following delineated expansions : coverage for nearby property and property are which work is being carried out within the liability limit of at least 800,000 NIS. Coverage for the removal of ruins and destruction within the liability limit of at least 400,000 NIS.

2.	Chapter 2 – Third-Party Liability

The insured liability : the liability of the insured parties in respect of bodily injury or property damage which might be caused to the body and/ or property of any person or entity whatsoever in connection with the works.

The name of the insured : the name of the insured under the chapter includes the lessor and the management company in respect of liability imposed on either of them in connection with the works and this subject to a clause of cross liability under which the insurance is perceived as if having been drawn up separately for each of the insured individuals.

Special provision : the chapter explicitly indicates that the property of the lessor and/ or the management company (excluding the part on which they are directly working) is considered the property of a third party.

Special expansions : the chapter is expanded to include coverage in respect of : Subrogation claims of the Israel National Insurance Institute ;

Bodily injury resulting from the use of mechanical engineering equipment which is a motorized vehicle and for which there is no obligation to ensure them with mandatory Vehicle insurance ; liability due to the damage caused as a result of tremors and the weakening of props within the liability limit of 1 million NIS.

The liability in respect of bodily injury as a result of the use of vehicles (including mechanical engineering equipment which is a motorized vehicle), for which there is no obligation to ensure it under the law, as well as surplus coverage effective beyond the standard of warranty of motorized vehicle insurance – third-party (property) up to the liability amount of 1 million NIS per insurance event.

Waiver of subrogation : In order to avoid any misunderstandings, the chapter includes the waiver on the right of subrogation vis-à-vis the lessor and/ or the management company and anybody acting on their behalf, however the said waiver shall not apply for the benefit of any individual who brought about the insurance event maliciously.

Liability limit : …………………………… NIS per insurance event and cumulatively according to the policy terms.

The liability limit shall be the product of the size of the rental property multiplied by 8000 NIS, however no less than 400,000 NIS and no more than 4 million NIS.

3.	Chapter 3 – employer liability

The insured liability : The liability vis-à-vis any of the employed individuals for carrying out the works in respect of bodily injury or work-related sickness which is liable to happen to any of them during and as a result of their said employment.

The name of the insured : The name of the insured under this chapter includes the lessor and the management company should it be the case that a claim is made concerning the occurrence of whatsoever a work accident and/ or work-related sickness, for which either of them bears employer liability whatsoever vis-à-vis any of the individuals employed in carrying out the works.

Cancellation of limitation : The chapter does not include any limitation with regard to the employment of youth, works carried out at a certain height or depth, contract workers, subcontractors and their workers, baits and poisons and specific work hours.

Waiver of subrogation : In order to avoid any misunderstandings, the chapter includes the waiver on the right of subrogation vis-à-vis the lessor and/ or the management company and anybody acting on their behalf, however the said waiver shall not apply for the benefit of any individual who brought about the insurance event maliciously.

Liability limit : 20 million NIS per insurance event and in cumulative under the policy.

General terms in effect on all of the policy chapters :

a.	The above delineated policy includes an explicit condition under which this insurance takes priority over any other insurance drawn up by the lessor and/ or the management company and we hereby waive any and all claims and/ or demands regarding the sharing or participation of the insurances of the lessor and/ or the management company ;

b.	The innocent non-upholding of a condition of the policy and its stipulations by the lessee and/ or anybody acting on its behalf shall not derogate from the right of the lessor and/ or the management company to be indemnified under the policy ;

c.	The policy includes an explicit condition under which it shall not be canceled and no change for the worse will occur therein during the entire period of the insurance, unless written notification is provided by means of registered mail to the lessor and the management company at least 30 days in advance ;

d.	The lessee alone is responsible for the payment of the insurance premium for the policy and for the payment of deductibles effective under the insurance.

e.	An exception of gross negligence, if indeed such exist – is annulled, however nothing in the said annulment should be understood as coming to derogate from the obligations of the insured and the rights of the insurer under the law.

f.	This insurance confirmation is subject to the original policy terms and reservations to the extent that those have not been explicitly changed by the above stated.

With our below signature, we confirm all of the above stated

This ……………. day of the month of …………….. 2019.

…………………………

Name of the insurer

……………………….

The signature and rubberstamp of the insurer

……………………….

The name and function of the signatory

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985)
Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : in initials : S.B. and G. G.	Signature : (-)
(-)

[At the foot of every page of the agreement, the document is signed and stamped by the lessee and the lessor as follows :]

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : (-)	Signature : (-)
The Lessee	The Lessor

Addendum H-2

Lessee’s Work Insurance Confirmation

To :

Willer Properties (1985) Ltd. and / or parent companies and / or sister companies and / or subsidiaries and / or integrated companies and / or related companies (hereinafter to be called together : “the lessor”) address : Ha’Eshel Street 3,

South Industrial Park Caesarea

Dear Sir / Mdm. ;

Re : Confirmation of taking out an insurance policy, among other things, in all things connected with the leasing out of a property in the existing structure Street name ……………….. B …………………………………………….. (respectively below : “the rental property” and “the structure”).

Insurance period :	From the date …………… Until the date ………………
(including those two dates)

Name of insured :	……………………………………………………… (above and hereinafter : “the lessee”)
Scope of coverage :	The scope of coverage provided under the insurance delineated below is no less than the coverage provided under the insurance policy known as Beat version 2016 (or the wording of the Beat policies parallel to that at the time when the insurance is drawn up), encompassing all of its expansions which constitute an integral part of the said policy wording.

The policies :

1.	Policy for expanded fire coverage

Policy number : ……………………………………………..

The insured property : The contents of the rental object and any other property found therein and / or which serves the rental property and / or which is brought to the rental property and / or to the structure by or for the lessee (including equipment, furniture, facilities and inventory) in their full value, and any change, improvement and addition to the rental property carried out and / or which shall be carried out by the lessee and / or on its behalf, with its full and complete replacement value.

The insured risks : Against loss or damage as a result of the accepted risks with expanded fire insurance, including fire, smoke, lightning, explosion, earthquake, strong winds and storms, floods, damage due to leakage and the breakage of pipes, collision by vehicles, damage from aircraft, riots, strikes, intentional malicious damage as well as damage from break-ins and burglaries.

Waiver of subrogation : The policy includes waiver on the right of subrogation vis-à-vis the lessor and / or the management company of the lessor (to the extent that such occurs) (hereinafter : “the management company”) and / or anybody acting on their behalf, as well as vis-à-vis other lessees, tenants and other rights holders in the structure (other lessees or tenants, the residents and other rights holders, as stated, shall together below be called : “the other rights holders”), which in the property insurance of the other rights holders there is included a parallel clause concerning waiver of the right of subrogation vis-à-vis the lessee and / or in the agreement affording the other rights holders, as stated, rights in the structure which includes an exemption from liability for the benefit of the lessee in respect of loss or damage liable to be caused to the property of the other rights holders as a result of the customary risks included in expanded fire coverage ; however the said waiver shall not apply to any individual who brought about damage maliciously.

2.	Policy for liability insurance toward third parties Policy number : ……………………………………………

The insured liability : The liability of the lessee under the law in respect of bodily injury or property damage which might be brought about to the person and / or property of a person or entity whatsoever in the rental property or in its environment.

Cancellation of limitations : The policy is not subject to any limitation with regard to fire, explosion, panic, offloading and unloading, poisoning, animals, riots and strikes, anything injurious or damaging in food or drink, liability in respect of and vis-à-vis contract workers and subcontractors and their employees or workers as well as claims for subrogation on the part of the Israel National Insurance Institute.

Expansion of indemnification : The policy is expanded to indemnify the lessor and / or the management company in respect of liability which might be imposed on either of them due to a deed or omission of the lessee and / or anyone coming or acting on its behalf, and the subject to a clause regarding cross liability under which the insurance is considered as if it had been drawn up separately for each of the insured units / individuals.

Special provision : The chapter explicitly indicates that the property of the lessor and / or the management company (excluding the part on which they are directly working) is considered the property of a third party.

Liability limit : …………………….. NIS per insurance event and cumulatively under the policy.

The liability limit shall be the product of the size of the rental property multiplied by 15,000 NIS.

However, no less than 1 million NIS and no more than 20 million NIS.

3.	Policy for insuring employer liability Policy number : …………………….

The insured liability : The liability of the lessee vis-à-vis its employees and workers in respect of bodily injury or work-related sickness which might be caused to any of them during and as a result of their work in the rental property and its environment.

Cancellation of limitations : The policy does not include any limitation regarding the employment of youth, works carried out at a certain height or depth, baits and poisons and specific work hours.

Expansion of indemnification : The policy is expanded to indemnify the lessor and / or the management company should be the case that it is claimed concerning the circumstances of any work accident and or work-related sickness whatsoever that either of them bears any employer liability whatsoever vis-à-vis any of the lessee’s workers or employees.

Waiver of subrogation : The policy includes a waiver of the right of subrogation vis-à-vis the lessor and / or the management company and anybody coming or acting on their behalf, however the said waiver shall not apply for the benefit of any individual who brought about the insurance event maliciously.

Limitation of liability : 20 million NIS per insurance event and in cumulative under the policy.

4.	Policy for covering consequential loss insurance Policy number : …………………………………………………..

Insured object : The loss of gross profit of the lessee as a result of loss or damage brought about to the property of the insured party under clause 1 above and / or to the lessor and / or to the structure and / or as a result of the prevention of access to them, as a result of one of the insured risks under clause 1 above, and this for an indemnification period of 12 months.

Waiver of subrogation : The policy includes a waiver of the right of subrogation vis-à-vis the lessor and / or the management company and / or anybody coming on their behalf, as well as vis-à-vis the other rights holders, who in the consequential loss insurance of the other rights holders, a parallel clause is included regarding the waiver of the right of subjugation toward the lessee and / or in an agreement which gives the other said rights holders rights in the structure which includes an exemption from liability for the benefit of the lessee in respect of consequential loss to the other rights holders as a result of the accepted standard risks included in expanded fire insurance ; however the said waiver shall not apply for the benefit of any individual who brought about damage maliciously.

General terms in effect on all of the policies :

g.	The above delineated policy includes an explicit condition under which it takes priority over any other insurance drawn up by the lessor and / or the management company and we hereby waive any and all claims and / or demands regarding the sharing or participation of the insurances of the lessor and / or the management company ;

h.	The innocent non-upholding of the conditions of the policy and its stipulations by the lessee and / or anybody acting on its behalf shall not derogate from the right of the lessor and / or the management company to be indemnified under any of the above delineated policies ;

i.	The policy delineated above includes an explicit condition under which it shall not be canceled and no change for the worse will occur therein during the entire period of the insurance, unless written notification is provided by means of registered mail to the lessor and the management company at least 30 days in advance ;

j.	The lessee alone is responsible for the payment of the insurance premium for the policy and for the payment of deductibles effective under the insurance policies.

k.	An exception of gross negligence, if indeed such exist – is annulled, however nothing in the said annulment should be understood as coming to derogate from the obligations of the insured and the rights of the insurer under the law.

l.	This insurance confirmation is subject to the terms of the original policies and their reservations to the extent that those have not been explicitly changed by the above stated.

With our below signature, we confirm all of the above stated

This ……………. day of the month of …………….. 2019.

…………………………

Name of the insurer

……………………….

The signature and rubberstamp of the insurer

……………………….

The name and function of the signatory

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985)
Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : in initials : S.B. and G. G.	Signature : (-)
(-)

[At the foot of every page of the agreement, the document is signed and stamped by the lessee and the lessor as follows :]

Rubberstamp : Itamar Medical Ltd.	Rubberstamp : Willer Properties (1985) Ltd.
PO Box 3146 industrial Park
Caesarea 3079814
Signature : (-)	Signature : (-)
The Lessee	The Lessor